Exhibit 3.25

CERTIFICATE OF INCORPORATION

OF

PanAmSat Capital Corporation

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title B of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST:  The name of the corporation (hereinafter called the “Corporation”) is:

PanAmSat Capital Corporation

SECOND:  The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, city of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware Is The Prentice-Hall Corporation System, Inc.

THIRD:  The purpose of the corporation la to engage in any lawful act or activity for which corporations cay be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares of stock which the corporation shall have authority to issue is Twenty Thousand (20, 000).  The par value of each of such shares is Ten Cents ($.10).  All such shares are of one class and are shares of Common stock.

FIFTH:  The names and the mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS

Remy A. Rodas	170 Mason Street Greenwich Connecticut 06630

SIXTH:  The corporation is to have perpetual existence.

SEVENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH:  For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.                                   The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors.  The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws.  The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the organization would have if there were no vacancies.  No election of directors need be by written ballot.

2.                                   After the original or other By-Laws of the corporation have been adopted, amended or repealed, as the case my be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3.                                   Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders.  Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

2

NINTH:  The personal liability of the directory of the corporation is hereby eliminated to the fullest extant permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH:  The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to “a benefit of the heirs, executors and administrators of such a person.

ELEVENTH:  From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on May 20, 1993

/s/ Remy A. Rodas
Remy A. Rodas
Incorporator

3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 01/23/2002
020045085 – 2337150

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER

OF

PANAMSAT CAPITAL CORPORATION

(Pursuant to Section 312 of the Delaware General Corporation Law)

PanAmSat Capital Corporation, a corporation organized under the laws of Delaware, the charter of which was rendered void for non payment of taxes, now desires to procure a revival of its charter, and hereby certifies as follows:

FIRST:  The name of the corporation is PanAmSat Capital Corporation (the “Corporation”).

SECOND:  The registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle.  The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD:  The date of filing of the original Certificate of Incorporation in Delaware is May 20, 1993.

FOURTH:  The restoration, renewal and revival of the charter of this company is effective upon filing with the Secretary of State of Delaware.  This renewal and revival of the charter is to be of perpetual duration.

FIFTH:  The corporation was duly organized and carried on the business authorized by its charter until March 1, 2001, at which time its charter became inoperative and void for non payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned certifies that all statements above are true and correct and executed this Certificate of Revival, Renewal and Restoration on this 23rd day of January, 2002.

/s/ E. Jean Kim
E. Jean Kim
Director of Corporate Affairs & Assistant Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE

PanAmSat Capital Corporation a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is:

The Prentice-Hall Corporation System, Inc.
2711 Centerville Road, Suite 400
Wilmington, DE 19808

And the present registered office of the corporation is in the County of New Castle.

The Board of Directors of PanAmSat Capital Corporation adopted the following resolution on the 28th day of February, 2003:

Resolved, that the registered office of PanAmSat Capital Corporation in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and The Corporation Trust Company, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

In Witness Whereof, PanAmSat Capital Corporation has caused this statement to be signed by. E. Jean Kim its Assistant Secretary, this 28th day of March, 2003

/s/ E. Jean Kim

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:54 PM 06/24/2003
FILED 05:43 PM 06/24/2003
SRV 030417477 - 2337150 FILE